Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES SECOND QUARTER RESULTS

MONDOVI, Wis., July 18, 2024 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $7.9 million, or 10 cents per diluted share, for the second quarter ended June 30, 2024, compared with $21.9 million, or 27 cents per diluted share, for the second quarter of 2023. For the six-month period ended June 30, 2024, net income was $17.5 million, or 22 cents per diluted share, compared with $44.4 million, or 55 cents per diluted share, for the 2023 six-month period.

Operating revenue was $246.2 million for the second quarter of 2024 compared with $285.7 million for the second quarter of 2023. Excluding fuel surcharges, operating revenue was $213.5 million for the 2024 quarter compared with $248.6 million for the 2023 quarter. Fuel surcharge revenue decreased to $32.7 million for the 2024 quarter from $37.0 million for the 2023 quarter.

Operating revenue was $495.9 million for the first six months of 2024 compared with $583.7 million for the first six months of 2023. Excluding fuel surcharges, operating revenue was $429.3 million for the 2024 period compared with $503.6 million for the 2023 period. Fuel surcharge revenue decreased to $66.6 million for the 2024 period compared with $80.1 million for the 2023 period.

Operating income was $10.0 million for the second quarter of 2024 compared with $28.2 million for the second quarter of 2023.

Operating income was $22.2 million for the first six months of 2024 compared with $57.2 million for the first six months of 2023.

Operating expenses as a percentage of operating revenue were 95.9% for the 2024 quarter and 90.1% for the 2023 quarter. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 95.3% for the 2024 quarter and 88.7% for the 2023 quarter.

Operating expenses as a percentage of operating revenue were 95.5% for the first six months of 2024 and 90.2% for the first six months of 2023. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 94.8% for the 2024 period and 88.6% for the 2023 period.

Executive Chairman Randolph L. Marten stated, “Our earnings were heavily pressured by the freight market recession’s oversupply and weak demand, inflationary operating costs, and cumulative impact of freight rate reductions leading to freight network disruptions. Our unique multifaceted business model’s value is highlighted by the operating results for our dedicated, brokerage and MRTN de Mexico operations through the first half of this year.”

“We are focused on minimizing the freight market’s impact on our operations while investing in and positioning our operations to capitalize on profitable organic growth opportunities, with fair compensation for our premium services, across each of our business operations for what comes next in the freight cycle as the market moves toward equilibrium from its current recessionary late stages. Accordingly, we have not agreed to rate reductions since last August.”

“We are seeing increased interest by our customers to secure dedicated capacity and have recently added new multi-year dedicated programs for an additional 133 drivers starting in the third quarter.”

Current Investor Presentation

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across Marten’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Mexico and Canada, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, Chief Executive Officer, Doug Petit, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	June 30,	December 31,
(In thousands, except share information)	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$77,199	$53,213
Receivables:
Trade, net	99,926	105,501
Other	11,450	10,356
Prepaid expenses and other	30,995	27,512
Total current assets	219,570	196,582

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	1,149,771	1,162,336
Accumulated depreciation	(360,974)	(370,103)
Net property and equipment	788,797	792,233
Other noncurrent assets	1,520	1,524
Total assets	$1,009,887	$990,339

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,214	$36,516
Insurance and claims accruals	44,296	47,017
Accrued and other current liabilities	27,466	26,709
Total current liabilities	118,976	110,242
Deferred income taxes	123,938	122,462
Noncurrent operating lease liabilities	220	249
Total liabilities	243,134	232,953

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 81,414,959 shares at June 30, 2024, and 81,312,168 shares at December 31, 2023, issued and outstanding	814	813
Additional paid-in capital	51,385	49,789
Retained earnings	714,554	706,784
Total stockholders’ equity	766,753	757,386
Total liabilities and stockholders’ equity	$1,009,887	$990,339

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands, except per share information)	2024	2023	2024	2023

Operating revenue	$246,238	$285,672	$495,910	$583,695

Operating expenses (income):
Salaries, wages and benefits	86,519	96,332	175,281	194,848
Purchased transportation	43,235	48,299	85,049	102,402
Fuel and fuel taxes	38,809	42,215	78,370	89,011
Supplies and maintenance	16,472	17,408	32,542	33,395
Depreciation	28,206	29,427	56,733	58,957
Operating taxes and licenses	2,539	2,756	5,114	5,524
Insurance and claims	12,559	12,481	24,216	27,551
Communications and utilities	2,297	2,510	4,668	5,041
Gain on disposition of revenue equipment	(2,532)	(3,550)	(3,703)	(8,796)
Other	8,160	9,581	15,416	18,539

Total operating expenses	236,264	257,459	473,686	526,472

Operating income	9,974	28,213	22,224	57,223

Other	(1,014)	(1,077)	(1,810)	(1,921)

Income before income taxes	10,988	29,290	24,034	59,144

Income taxes expense	3,099	7,416	6,499	14,768

Net income	$7,889	$21,874	$17,535	$44,376

Basic earnings per common share	$0.10	$0.27	$0.22	$0.55

Diluted earnings per common share	$0.10	$0.27	$0.22	$0.55

Dividends declared per common share	$0.06	$0.06	$0.12	$0.12

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2024	2023	2024 vs. 2023	2024 vs. 2023
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$96,046	$101,268	$(5,222)	(5.2)%
Truckload fuel surcharge revenue	16,477	15,870	607	3.8
Total Truckload revenue	112,523	117,138	(4,615)	(3.9)

Dedicated revenue, net of fuel surcharge revenue	67,444	87,437	(19,993)	(22.9)
Dedicated fuel surcharge revenue	13,822	17,548	(3,726)	(21.2)
Total Dedicated revenue	81,266	104,985	(23,719)	(22.6)

Intermodal revenue, net of fuel surcharge revenue	12,660	18,754	(6,094)	(32.5)
Intermodal fuel surcharge revenue	2,404	3,611	(1,207)	(33.4)
Total Intermodal revenue	15,064	22,365	(7,301)	(32.6)

Brokerage revenue	37,385	41,184	(3,799)	(9.2)

Total operating revenue	$246,238	$285,672	$(39,434)	(13.8)%

Operating income/(loss):
Truckload	$1,115	$9,569	$(8,454)	(88.3)%
Dedicated	6,650	14,173	(7,523)	(53.1)
Intermodal	(684)	(165)	(519)	(314.5)
Brokerage	2,893	4,636	(1,743)	(37.6)
Total operating income	$9,974	$28,213	$(18,239)	(64.6)%

Operating ratio:
Truckload	99.0%	91.8%
Dedicated	91.8	86.5
Intermodal	104.5	100.7
Brokerage	92.3	88.7
Consolidated operating ratio	95.9%	90.1%

Operating ratio, net of fuel surcharges:
Truckload	98.8%	90.6%
Dedicated	90.1	83.8
Intermodal	105.4	100.9
Brokerage	92.3	88.7
Consolidated operating ratio, net of fuel surcharges	95.3%	88.7%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Six Months		Six Months	Six Months
	Ended		Ended	Ended
	June 30,		June 30,	June 30,
(Dollars in thousands)	2024	2023	2024 vs. 2023	2024 vs. 2023
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$191,068	$203,588	$(12,520)	(6.1)%
Truckload fuel surcharge revenue	33,006	34,176	(1,170)	(3.4)
Total Truckload revenue	224,074	237,764	(13,690)	(5.8)

Dedicated revenue, net of fuel surcharge revenue	139,182	174,268	(35,086)	(20.1)
Dedicated fuel surcharge revenue	28,544	37,166	(8,622)	(23.2)
Total Dedicated revenue	167,726	211,434	(43,708)	(20.7)

Intermodal revenue, net of fuel surcharge revenue	25,941	42,155	(16,214)	(38.5)
Intermodal fuel surcharge revenue	5,095	8,799	(3,704)	(42.1)
Total Intermodal revenue	31,036	50,954	(19,918)	(39.1)

Brokerage revenue	73,074	83,543	(10,469)	(12.5)

Total operating revenue	$495,910	$583,695	$(87,785)	(15.0)%

Operating income/(loss):
Truckload	$1,604	$19,610	$(18,006)	(91.8)%
Dedicated	15,908	27,857	(11,949)	(42.9)
Intermodal	(878)	622	(1,500)	(241.2)
Brokerage	5,590	9,134	(3,544)	(38.8)
Total operating income	$22,224	$57,223	$(34,999)	(61.2)%

Operating ratio:
Truckload	99.3%	91.8%
Dedicated	90.5	86.8
Intermodal	102.8	98.8
Brokerage	92.4	89.1
Consolidated operating ratio	95.5%	90.2%

Operating ratio, net of fuel surcharges:
Truckload	99.2%	90.4%
Dedicated	88.6	84.0
Intermodal	103.4	98.5
Brokerage	92.4	89.1
Consolidated operating ratio, net of fuel surcharges	94.8%	88.6%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2024	2023	2024	2023
Truckload Segment:
Revenue (in thousands)	$112,523	$117,138	$224,074	$237,764
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,093	$4,472	$4,044	$4,521
Average tractors(1)	1,805	1,742	1,817	1,742
Average miles per trip	528	505	533	507
Non-revenue miles percentage(2)	11.6%	12.4%	12.1%	12.5%
Total miles (in thousands)	40,847	39,321	80,550	77,558

Dedicated Segment:
Revenue (in thousands)	$81,266	$104,985	$167,726	$211,434
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,754	$3,986	$3,768	$3,973
Average tractors(1)	1,382	1,687	1,421	1,696
Average miles per trip	323	332	326	332
Non-revenue miles percentage(2)	1.1%	1.3%	1.1%	1.2%
Total miles (in thousands)	28,231	34,833	57,311	68,909

Intermodal Segment:
Revenue (in thousands)	$15,064	$22,365	$31,036	$50,954
Loads	4,464	6,267	9,053	13,544
Average tractors	121	170	123	175

Brokerage Segment:
Revenue (in thousands)	$37,385	$41,184	$73,074	$83,543
Loads	22,700	22,718	42,761	43,406

At June 30, 2024 and June 30, 2023:
Total tractors(1)	3,126	3,516
Average age of company tractors (in years)	1.8	1.7
Total trailers	5,539	5,786
Average age of company trailers (in years)	5.0	4.2
Ratio of trailers to tractors(1)	1.8	1.6
Total refrigerated containers	787	791

	Three Months		Six Months
	Ended June 30,		Ended June 30,
(In thousands)	2024	2023	2024	2023

Net cash provided by operating activities	$35,821	$48,969	$81,543	$98,201
Net cash used for investing activities	(27,776)	(60,359)	(48,025)	(88,639)
Net cash used for financing activities	(4,576)	(4,370)	(9,532)	(9,634)

Weighted average shares outstanding:
Basic	81,381	81,263	81,365	81,236
Diluted	81,446	81,412	81,442	81,394

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 90 and 98 tractors as of June 30, 2024 and 2023, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.